Exhibit 10.18

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (this “Amendment”), dated September 28, 2011, is made by and between FIVE BELOW, INC. (the “Company”), and DAVID SCHLESSINGER (“Executive”).

WHEREAS, the Company and Executive are parties to an employment letter agreement, dated October 14, 2010 (the “Agreement”); and

WHEREAS, the Company and Executive wish to amend the Agreement.

NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

1. The section of the Agreement next to the heading “COMPENSATION” is hereby deleted in its entirety and replaced with the following:

“You will be paid an annual base salary of $600,000, payable in accordance with the Company’s regular payroll practices, effective as of January 30, 2011 (the first day of the Company’s 2011 fiscal year), which annual base salary will be subject to annual review for increase by the Company’s Board of Directors (the “Board of Directors”) or the Compensation Committee of the Board of Directors (the “Compensation Committee”) commencing with the Company’s 2014 fiscal year.

You will be eligible to participate in the Company’s 2011 fiscal year incentive bonus program (the “Program”), with a payout potential of 40% of your annual base salary if the Company’s net EBITDA after all incentive payments under the Program (including payments to you) is $40.1 million or more (but less than $42.6 million) and 50% of your annual base salary if the Company’s net EBITDA after all incentive payments under the Program (including payments to you) is $42.6 million or more.

Commencing with the Company’s 2012 fiscal year, the Compensation Committee may, in its sole discretion, approve payments of bonuses to you.”

2. The Agreement, as modified by this Amendment, is hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, each Company has caused this Amendment to be executed by its duly authorized officer, and Executive has executed this Amendment, in each case on the 28th day of September, 2011.

FIVE BELOW, INC.

By:	/s/ Kenneth R. Bull
Kenneth R. Bell

Title:	Senior Vice President, Finance

By:	/s/ Steven J. Collins
Steven J. Collins

Title:	Five Below Compensation Committee

DAVID SCHLESSINGER

/s/ David Schlessinger